UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
June 8, 2022
Date of Report (Date of earliest event reported)
UPLAND SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36720	27-2992077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
401 Congress Avenue, Suite 1850
Austin, Texas 78701
(Address of principal executive offices, including zip code)

(512) 960-1010
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	UPLD	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                              ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

The annual meeting of the stockholders of Upland Software, Inc. was held June 8, 2022, at Upland’s offices at 401 Congress Avenue, Suite 1850, Austin, Texas 78701. At the annual meeting, Upland stockholders voted on three proposals, each of which is described in more detail in Upland’s definitive proxy statement filed with the Securities and Exchange Commission on April 29, 2022. Present at the annual meeting in person or by proxy were holders of shares representing 23,191,042 votes of Upland common stock representing 74.04% of the eligible votes, constituting a quorum.

The stockholders voted on the following items at the annual meeting:

1.To elect two Class II directors;
2.    To ratify the appointment of Ernst & Young, LLP as Upland’s independent registered public accounting firm for the fiscal year ending December 31, 2022; and
3.    Advisory vote on named executive officer compensation.

Votes regarding the election of director were as follows:

Nominee	For	Withheld	Broker Non-vote
David D. May	9,133,977	9,715,735	4,341,330
Joe Ross	17,656,948	1,192,764	4,341,330

Based on the votes set forth above, the director nominee was duly elected.

The stockholders ratified the appointment of Ernst & Young, LLP as Upland’s independent registered public accounting firm for the fiscal year ending December 31, 2022. The voting results were as follows:

For	Against	Abstain
22,572,283	601,570	17,189

The stockholders rejected the advisory vote on named executive officer compensation. The voting results were as follows.

For	Against	Abstain	Broker Non-vote
3,305,127	15,515,165	29,420	4,341,330

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UPLAND SOFTWARE, INC.

By:	/s/ Kin Gill
Kin Gill EVP, Chief Legal Officer and Secretary
Date: June 13, 2022